Exhibit (j)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We hereby consent to the inclusion of our independent audit report, dated March 14, 2007, in the Registration Statement being filed under the Securities Act of 1933 and the Investment Company Act of 1940 by The Ehrenkrantz Trust, relating to the audited financial statements, as of December 31, 2006, referred to therein.

          We also consent to the reference of the firm as Independent Certified Public Accountants.


Liebman Goldberg & Drogin, LLP
Garden City, New York  11530

April 30, 2007